EXHIBIT 10.18

                              NINE WEST GROUP INC.
                           FIRST AMENDED AND RESTATED
                         1994 LONG-TERM PERFORMANCE PLAN


                     SECTION 1.  ESTABLISHMENT AND PURPOSE.

          This is the Nine West Group Inc. First Amended and Restated 1994 Long-Term Performance Plan (the "Plan"), providing for the grant to certain designated employees of the Company and certain other persons performing significant services for the Company of stock-based awards. The purpose of this Plan is to encourage Participants (as defined below) to acquire Common Stock or to earn monetary payments based on the value of such Common Stock on a basis mutually advantageous to Participants and the Company and thus provide an incentive for continuation of the efforts of Participants for the success of the Company and for continuity of employment.


                            SECTION 2.  DEFINITIONS.

         Whenever used herein, the following terms shall have the respective meanings set forth below:

          (a) "Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (b) "Award" means any Stock Option, Stock Appreciation Right or Restricted Stock granted under the Plan.

          (c) "Award Agreement" means the written agreement evidencing an Award, which shall be executed by the Company and the Participant.

          (d) "Award Date" means the date as of which an Award is granted, unless another date is specified in the resolution of the Committee granting such Award.

          (e) "Base Price" means, in the case of an Option or a Stock Appreciation Right, a price fixed by the Committee at which the Option or the Stock Appreciation Right may be exercised, which shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such Option or Stock Appreciation Right.

          (f)  "Board" means the Board of Directors of the Company.

          (g) "Change of Control" means the merger or consolidation of the Company with or into another corporation as the result of which the Company is not the continuing or surviving corporation; the sale or other disposition of all or substantially all of the assets of the Company (including the exchange of such assets for the securities of another corporation); the acquisition by another person of 80% or more of the Company's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company; or other transaction involving the Company pursuant to which the Common Stock would be converted into cash, securities or other property.

          (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with all rules and regulations promulgated thereunder.

          (i) "Committee" means a committee composed of at least two members of the Board who, for as long as Rule 16b-3 under the Act and/or any rules promulgated pursuant to Section 162(m) of the Code, or their equivalent(s), are then in effect and applicable with respect to the Plan, shall be "disinterested persons," "non-employee directors" and/or "outside directors," as respectively applicable, within the meaning of such rule(s) or their equivalent(s) as then in effect.

          (j) "Common Stock" means the common stock, $.01 par value per share, of the Company.

          (k) "Company" means Nine West Group Inc., a Delaware corporation, and its subsidiaries, if any.

          (l) "Disability" means a physical and/or mental condition that renders a Participant unable to perform the duties of his position on a full-time basis for a period of one hundred eighty
               (180) consecutive business days. Disability shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Participant will submit to such examinations and tests as such physician deems necessary to make any such Disability determination.

          (m) "Employee" means a salaried employee (including officers and directors who are also employees) of the Company.

          (n) "Fair Market Value" means, when a public market for the Common Stock exists, the average of the high and low reported sales prices of Common Stock on the exchange on which such Common Stock is traded (or such other market as shall constitute the principal trading market for the Common Stock) on the date for which Fair Market Value is being determined (or, if there is no such trading on such date, the last preceding date on which there was such trading). When no public market for the Common Stock of the Company exists, Fair Market Value shall be determined by the Board.

          (o) "Immediate Family" means a Participant's children, grandchildren, parents, the spouse of any such person, a trust for the benefit of any such person, or a partnership in which such persons are the only partners.

          (p) "Incentive Stock Option" shall have the meaning assigned to such term in Section 422 of the Code.

          (q) "Nonqualified Stock Option" means any Option other than an Incentive Stock Option.

          (r) "Option" means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an Incentive Stock Option within the meaning of Section 422 of the Code, a Nonqualified Stock Option, or any other type of option.

          (s) "Participant" means any Employee or other person performing significant services for the Company designated by the Committee to participate in the Plan.

          (t) "Period of Restriction" means the period during which a grant of shares of Restricted Stock is restricted pursuant to Section 11 of the Plan.

          (u) "Reporting Person" means a person subject to Section 16 of the Act.

          (v) "Restricted Stock" means Stock granted pursuant to Section 11 of the Plan, but any shares of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under Section 11 have been satisfied or have expired, respectively.

          (w) "Retirement" means termination of employment with eligibility for normal, early or disability retirement benefits under the terms of the Company's pension plan, as amended and in effect at the time of such termination of employment.

          (x) "Stock" means the authorized and unissued shares of Common Stock or reacquired shares of Common Stock held in the Company's treasury.

          (y) "Stock Appreciation Right" or "SAR" means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

          (z) "Taxable Event" means an event requiring United States Federal, state or local tax to be withheld with respect to an Award hereunder, including but not limited to, the exercise of Nonqualified Stock Options or SARs, the ending of a Period of Restriction with respect to Restricted Stock, or the making by a Participant of an election under Section 83(b) of the Code.

          (aa) "Vested" or "Vesting" means, with respect to Options and SARs, that the Options or SARs shall be exercisable; and with respect to Restricted Stock, that the Period of Restriction has ended.

          (bb) "Window Period" means the third through the twelfth business day following the release for publication of the Company's quarterly or annual earnings reports.





                           SECTION 3.  ADMINISTRATION.

          The Plan will be administered by the Committee. The Committee is authorized in its sole discretion to determine the individuals to whom Awards will be granted, the type and amount of such Awards and the terms (including expiration dates) of grants; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to provide for conditions and assurance deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan to the extent not contrary to the express provisions of the Plan. The determinations of the Committee shall be made in accordance with the judgment of its members as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the committee members. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.


        SECTION 4.  SHARES RESERVED; CALCULATION OF SHARE AVAILABILITY.

          (a) There is hereby reserved for issuance under the Plan an aggregate of 6,500,000 shares of Stock, which may be authorized but unissued or treasury shares.

          (b) Calculation of the number of shares remaining available for issuance under the Plan shall be by those methods permissible under the Securities and Exchange Commission's interpretations which result in the greatest number of shares remaining available for issuance, including any permissible methods less restrictive than those set forth in the remainder of this paragraph 4(b). As of the date of adoption of the Plan, these include the following:
               Stock underlying outstanding Awards will be counted against the Plan maximum while such Awards are outstanding. Shares underlying expired, canceled or forfeited Awards (except Restricted Stock) may be restored to the Plan maximum. When SARs are exercised for cash, the number of shares covered by such SARs may be restored to the Plan maximum. When the exercise price of Options is paid by delivery or withholding of shares of Common Stock, the number of shares so delivered may be restored to the Plan maximum to be available solely for the grants to non-Reporting Persons. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions. Shares of Restricted Stock shall not be restored to the Plan maximum if such Restricted Stock is forfeited.


                            SECTION 5.  PARTICIPANTS.

          Participants will consist of such employees of the Company and certain other persons performing significant services for the Company as designated by the Committee in its sole discretion. Designation as a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or to receive the same type or amount of Award (or on the same terms) as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Notwithstanding the foregoing, Performance-Based Awards (as defined in Section 20) shall be granted only to key employees selected by the Committee in its sole discretion.


               SECTION 6.  TYPES OF AWARDS; LIMITATION ON GRANTS.

          (a) The following Awards may be granted under the Plan: (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights or (iv) Restricted Stock, or any combination thereof, all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions which attach to each Award, which terms and conditions need not be uniform as between different Participants. All Awards shall be in writing.

          (b) The number of shares with respect to which Awards may be granted to any Participant pursuant to the Plan over the ten-year term of the Plan (as defined in Section 17 below), shall not exceed 1,500,000, subject to adjustment as provided in Section 12 hereof.


                  SECTION 7.  AWARD DATE AND AWARD AGREEMENT.

          All Awards granted under the Plan shall be granted as of an Award Date. Promptly after each Award Date, the Company shall notify the Participant of the grant of the Award, and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute and return the Agreement within 30 days after the date of mailing or delivery by the Company of the Agreement to the Participant. The Award Agreement shall set forth the terms of the Award, including without limitation (to the extent applicable to the particular Award), the amount and type of Award, exercise period, term, restrictions, Vesting schedule and conditions, transferability, and procedures to be followed to exercise the Award. If the Participant shall fail to execute and return the written Award Agreement within said 30-day period, his or her Award may be terminated in the discretion of the Committee, except that if the Participant dies within said 30-day period such Award Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.


                      SECTION 8.  INCENTIVE STOCK OPTIONS.

          Incentive Stock Options shall consist of Options to purchase shares of Stock at purchase prices not less than 100% of the Fair Market Value of the shares on the Award Date. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant or receivable upon exercise of the Incentive Stock Option. The applicable Award Agreement shall set forth the Vesting schedule, exercise terms and expiration date of the Incentive Stock Option, provided that Incentive Stock Options granted to Reporting Persons shall be exercisable not earlier than six months after the date they are granted, and no Incentive Stock Option shall be exercisable after the tenth anniversary of the Award Date. The aggregate Fair Market Value, determined as of the date an Incentive Option is granted, of the Common Stock for which any Participant may be awarded Incentive Stock Options which are first exercisable by the Participant during any calendar year under the Plan or any other stock option plan maintained by the Company shall not exceed $100,000. Notwithstanding any contrary provisions of the Plan, no Incentive Stock Option shall be granted to any Participant who, at the time such Incentive Stock Option is granted, owns (directly, or within the meaning of section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, unless (a) the exercise price under such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted and (b) such Incentive Stock Option is not exercisable after the expiration of five years from the date granted. The Participant shall notify the Company in writing, within 30 days, of any disposition (whether by sale, exchange, gift or otherwise) of shares of Common Stock acquired by the Participant pursuant to the exercise of an Incentive Stock Option, within two years from the date of the granting of such Option or within one year of the transfer of such shares to the Participant.


                    SECTION 9.  NONQUALIFIED STOCK OPTIONS.

          Nonqualified Stock Options shall consist of Options to purchase shares of Stock at purchase prices not less than 100% of the Fair Market Value of the shares on the date the Options are granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant or receivable upon exercise of the Nonqualified Stock Option. The terms of the applicable Award Agreement shall set forth the Vesting schedule, exercise terms and expiration date of the Nonqualified Stock Option, provided that Nonqualified Stock Options granted to Reporting Persons shall be exercisable not earlier than six months after the date they are granted, and no Nonqualified Stock Option shall be exercisable after the tenth anniversary of the Award Date.


                     SECTION 10.  STOCK APPRECIATION RIGHTS.

          Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an Option, (2) in conjunction with the exercise of an Option, (3) upon lapse of an Option, (4) independent of an Option, or (5) each of the above in connection with a previously awarded Option under the Plan. If the Option referred to in (1),
(2), or (3) above qualified as an Incentive Stock Option pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Act. SARs granted to Reporting Persons shall be exercisable not earlier than six months after the date they are granted. At the discretion of the Committee, payment for SARs may be made in cash or Common Stock, or in a combination thereof, provided, however, that payment may be made in cash for SARs exercised by Reporting Persons only upon the condition that such exercise is made during a Window Period. The following will apply upon exercise of a SAR:

          (a) EXERCISE OF SARS IN LIEU OF EXERCISE OF OPTIONS. SARs exercisable in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the exercise of the right to exercise an equivalent number of Options. A SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.

          (b) EXERCISE OF SARS IN CONJUNCTION WITH EXERCISE OF OPTIONS. SARs exercisable in conjunction with the exercise of Options shall be deemed to be exercised upon the exercise of the related Options.

          (c) EXERCISE OF SARS UPON LAPSE OF OPTIONS. SARs exercisable upon lapse of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of shares of Stock subject to the Options.

          (d) EXERCISE OF SARS INDEPENDENT OF OPTIONS. SARs exercisable independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.


                         SECTION 11.  RESTRICTED STOCK.

          Restricted Stock shall consist of Stock issued or transferred under the Plan (other than upon exercise of Stock Options or SARs) at any purchase price less than the Fair Market Value thereof on the date of issuance or transfer, or as a bonus. The terms and conditions of the Vesting of such Restricted Stock shall be set forth in the applicable Award Agreement. In the case of any Restricted Stock:

          (a) The purchase price, if any, and the conditions to Vesting will be determined by the Committee.

          (b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof, provided, however, that Restricted Stock granted to a Reporting Person shall, in addition to any other restrictions thereon, not be sold or disposed of for six
               (6) months following the date of grant; (ii) rights of the Company to reacquire such Restricted Stock from a Participant at the purchase price, if any, originally paid therefor upon termination of the Participant's service with the Company within specified periods; (iii) representation by the Participant that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

          (c) The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the Period of Restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

          (d) The Participant shall be entitled to vote the Restricted Stock during the Period of Restriction.

          (e) The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.


                       SECTION 12.  ADJUSTMENT PROVISIONS.

          (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the maximum number of shares available to a particular Participant (whether as Performance-Based Awards or otherwise), and the number of shares covered by each outstanding Award, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Common stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence.

          (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Committee may authorize the equitable adjustment of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.


                        SECTION 13.  CHANGE OF CONTROL.

          Notwithstanding any other provision of this Plan, upon a Change of Control, outstanding Awards shall become immediately and fully exercisable or payable according to the following terms:

          (a) Any outstanding and unexercised Option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

          (b) During the six month and seven day period from and after a Change of Control (the "Exercise Period"), in the discretion of the Committee, a Participant may elect, in lieu of the payment of the Base Price of the Shares of Stock being purchased under an Option and by giving notice to the Committee, to surrender all or part of the Option to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the Base Price per share of Stock under the Option multiplied by the number of shares of Stock granted under the Option as to which the right granted under this subsection 13(b) shall have been exercised. Change in Control Price shall mean the higher of (i) the highest Fair Market Value during the 60-day period prior to and ending on the date of the Change of Control and (ii) the highest price per share of the Common Stock as reflected in a Schedule 13D filed by a person in connection with the Change in Control); provided, however, that with respect to any Incentive Stock Option, the Change of Control Price shall not exceed the market price of a share of Common Stock (to the extent required pursuant to Section 422 of the Code) on the date of surrender thereof.

          (c) Any outstanding and unexercised Stock Appreciation Rights (other than such rights which arise pursuant to Section 13(d) hereof) shall become immediately and fully exercisable.

          (d) Any Restricted Stock granted pursuant to Section 11 (and not forfeited prior to the Change in Control) shall become immediately and fully Vested, and the Committee shall have sole discretion to waive any automatic forfeitures provided with respect to such Restricted Stock arising from the Change in Control. Any shares held in escrow shall be delivered to the Participant, and the share certificates shall not contain the legend referred to in Section 11(e) hereof.


                         SECTION 14.  TRANSFERABILITY.

          (a) Except as otherwise expressly provided in the applicable Award Agreement, each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder), and shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, exercise or payment shall be made only:

               (i)  By or to the persons named as beneficiaries pursuant to
                    Section 18(a) hereof, or, if none, by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Award shall pass by will or the laws of descent and distribution; and

               (ii) To the extent that the deceased Participant was entitled thereto at the date of his death.

          (b) An Award Agreement may expressly provide that an Award may be transferable to members of the Participant's Immediate Family.

          (c) Other than as expressly set forth herein, Awards shall not be transferable.


                              SECTION 15.  TAXES.

          (a) The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares of Stock deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any Award if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery, whether due to exercise of an Option or SAR, or lapse of restrictions on Restricted Stock, or any other Taxable Event may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable (a "Stock Withholding Election"), or by delivery of shares of Stock already owned by the Participant, with the amount of shares subject to such reduction or delivery to be calculated based on the Fair Market Value on the date of such Taxable Event.

          (b) Reporting Persons may make a Stock Withholding Election only in accordance with the least restrictive methods then permitted under applicable Securities and Exchange Commission interpretations (including any methods less restrictive than those set forth in the remainder of this Section 15(b)), which currently provide that such election must be made either (i) during a Window Period, or (ii) six months in advance of the Taxable Event, which Taxable Event need not occur during a Window Period, and which election may not be suspended or revoked except by another such election which shall not become effective until six months after it is made.


                      SECTION 16.  NO RIGHT TO EMPLOYMENT.

          A Participant's right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.


           SECTION 17.  DURATION, AMENDMENT AND TERMINATION.

          No Award shall be granted more than ten years after May 8, 1994; provided, however, that, subject to applicable law, the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein. Also, by mutual agreement between the Company and a Participant hereunder, Stock Options or other Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under this Plan. To the extent that any Stock Options or other Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Stock Options or other Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Stock Options or other Awards that so qualify (including the authority to grant, simultaneously or otherwise, Stock Options or other Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Stock Option or other Award under the Plan. The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this Section 17 shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company (a) increase the total number of shares of Stock which may be issued under the Plan, the amount or type of Awards that may be granted under the Plan or the individual limit set forth in Section 6(b) hereof; (b) reduce the minimum purchase price, if any, of shares of Stock which may be made subject to Awards under the Plan; or (c) modify the requirements as to eligibility for Awards under the Plan.


                 SECTION 18.  MISCELLANEOUS PROVISIONS

          (a) In connection with an Award, a Participant may name one or more beneficiaries to receive the Participant's benefits, to the extent permissible pursuant to the various provisions of the Plan, in the event of the death of the Participant.

          (b) All obligations of the Company under the Plan with respect to Awards issued hereunder shall be binding on any successor to the Company.


                  SECTION 19.  STOCKHOLDER APPROVAL.

          The Plan has an effective date of May 8, 1994. The amendments have an effective date as of May 28, 1996, subject to approval by the stockholders of the Company at the Annual Meeting of Stockholders in 1996. If the stockholders do not approve the amendments to the Plan, such amendments, and any actions taken conditioned on such approval or in reliance on the amendments shall be void and of no effect.


                     SECTION 20.  PERFORMANCE-BASED AWARDS.

          Certain Awards granted under the Plan may be granted in a manner constituting "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code. Such Awards (the "Performance-Based Awards") are to be based upon one or more of the following factors: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, dividends and amortization, economic value-added models and comparisons with various stock market indices. With respect to Performance-Based Awards, (i) the Committee shall establish in writing the objective performance-based goals applicable to a given fiscal period no later than 90 days after the commencement of such fiscal period (but in no event after 25% of such period has elapsed) and
(ii) no Awards shall be payable to any Participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.


                           SECTION 21.  GOVERNING LAW.

          The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to the choice-of-law principles thereof.